EXHIBIT 10.1
AGREEMENT AND RELEASE AGREEMENT

THIS AGREEMENT AND RELEASE AGREEMENT (the "Agreement") is made and entered into as of the 12th day of November, 2008 by and between Graubard Miller (“GM”), on the one hand, and Don K. Rice (“Rice”) and Ascend Acquisition Corp., a Delaware corporation (the "Company"), on the other hand.

Recitals

WHEREAS, GM is a law firm that has represented the Company in certain of its legal affairs;

WHEREAS, the Company owes a significant amount in legal fees and expenses to GM for legal services heretofore provided by GM to the Company; and

WHEREAS, Rice now owns 135,810 shares of the common stock of the Company (the "Common Stock"), after taking into account the Company’s recent one-for-10 reverse stock split;

WHEREAS, Rice may after the date hereof acquire the actual ownership of additional shares of Common Stock; and

WHEREAS, to settle all claims that GM has or might have against the Company for legal fees and expenses, billed or unbilled, for legal services heretofore provided by GM to the Company, (a) Rice desires to transfer to GM 10% of the shares of Common Stock described in the two recitals immediately preceding, subject to no liens, security interests, encumbrances, claims, charges or restrictions on the transfer thereof (other than those imposed by applicable securities laws), and (b) GM desires to acquire from Rice 10% of such shares, all upon and subject to the terms, provisions and conditions set forth herein;

Agreements

NOW, THEREFORE, in consideration of the issuance to GM of 13,581 shares of Common Stock provided for herein, $10.00, and other good and valuable consideration (the receipt, adequacy and sufficiency of which is hereby acknowledged and confessed by GM), each party hereto hereby agrees as follows:

1.           Rice hereby agrees to transfer promptly to GM, upon the delivery of this Agreement signed by GM, 13,581 shares of Common Stock, free and clear of any and all liens, security interests, encumbrances, claims, charges and restrictions on transfer, other than those imposed by applicable securities laws.  In the event that Rice and/or his affiliates should after the date hereof ever acquire the actual ownership of any additional shares of Common Stock in any manner or by any means, Rice shall use reasonable best efforts to cause to be transferred to GM promptly (but in no case later than five business days after Rice receives stock certificates representing such additional shares) 10% of the additional shares so acquired.  The transfer of shares provided for by this paragraph 1 shall constitute full payment of all legal fees and expenses, billed or unbilled, for legal services heretofore provided by GM to the Company.

2.           In consideration of the transfer of the shares of Common Stock pursuant to paragraph 1 above, GM and GM's successors and assigns, have this day released and by these presents do release, acquit and forever discharge the Company and its officers, directors, shareholders, employees, subsidiaries, affiliates, successors and assigns, from any and all Claims.  For purposes of this Agreement, "Claims" means all demands, complaints, claims, rights, actions, causes of actions, suits, proceedings, damages, judgments, costs, expenses, compensation, promises, agreements, debts, liabilities and obligations of any kind whatsoever, at common law, by statute, contract, or otherwise which GM has, might have, had or might have had in the past, against any person released hereby, known or unknown, directly or indirectly arising out of, resulting from or relating in any way to, any legal fees and expenses, billed or unbilled, for legal services heretofore provided by GM to the Company.

3.           It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitations and that the agreements herein contained are to compromise doubtful and disputed Claims, avoid litigation, and buy peace and that no releases or other consideration given shall be construed as an admission of liability, all liability being expressly denied by each party hereto.

4.           It is further understood and agreed that this Agreement contains the entire agreement between the parties and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter hereof.  No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist.  This Agreement cannot be changed or terminated except in writing signed by all parties hereto.

5.           By execution of this Agreement, GM covenants and warrants to the Company that no Claim that GM has, might have, had or might have had in the past against any person released hereby, has previously been conveyed, assigned, or in any manner transferred, in whole or in part, to any third party.  GM expressly represents, covenants and warrants that GM has full authority to release any and all Claims GM has, might have, had or might have had in the past against each person released hereby.

6.           Should any court, by judgment or decree, determine that this Agreement does not fully and finally discharge all Claims which GM has, might have, had or might have had in the past against any person released hereby, prior to the date of this Agreement, then GM agrees to reform this document to release any such Claims not hereby released.

7.           GM warrants and represents that GM understands that this is a full, final, and complete settlement with each party released hereby of all known and unknown Claims that GM has, might have, had or might have had in the past, whether under statute or common law, or otherwise.  GM warrants and represents that it has been a law firm that has represented the Company, and that as such it is familiar with the business and financial condition, properties, operations and prospects of the Company, it has been given full access to all material information concerning the condition, properties, operations and prospects of the Company, it has had an opportunity to ask such questions of, and to receive such information from, the Company as it has desired and to obtain any additional information necessary to verify the accuracy of the information and data received, and it is satisfied that there is no material information concerning the condition, properties, operations and prospects of the Company, of which it is unaware; it has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of and an acquisition of the shares of Common Stock; it has reviewed its financial condition and commitments and that, based on such review, it is satisfied that it (a) has adequate means of providing for contingencies, (b) has no present or contemplated future need to dispose of all or any of the shares of the Common Stock to be acquired, to satisfy existing or contemplated undertakings, needs or indebtedness, (c) is capable of bearing for the indefinite future the economic risk of the ownership of the shares of Common Stock to be acquired, and (d) has assets or sources of income which, taken together, are more than sufficient so that it could bear the loss of the entire value of the shares of Common Stock to be acquired; it is and will be acquiring the shares of Common Stock solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the shares of Common Stock; it understands that the shares of Common Stock to be acquired have not been and are not likely to be registered under the Securities Act of 1933 or any state securities laws and therefore the shares of Common Stock to be acquired are and will be "restricted" under such laws and may not be resold without registration or an exemption therefrom, and all stock certificates representing shares of Common Stock to be issued to it will bear a legend to such effect; and it has not offered or sold and will not offer or sell any shares of Common Stock to be acquired and has no present intention of reselling or otherwise disposing of any shares of Common Stock to be acquired either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

8.  (a)    For purposes of this Section 8, the term "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business by the Company.

(b)         Whenever Rice believes a proposed Business Combination is in the best interests of the Company and its stockholders, Rice shall give written notice to such effect to GM.  In such event, GM agrees that it will not take any action to hinder or prevent the consummation of the related Business Combination, and that it will vote all shares of Common Stock owned by it in favor of the related Business Combination if the consideration of the same is put to the Company’s stockholders for their approval.

9.           If in the future GM wishes to dispose of any of its shares of Common Stock acquired pursuant to this Agreement, GM shall first offer in writing to sell such shares of Common Stock to Rice, at a purchase price and on such terms as GM intends in good faith to sell to a bona fide third party.  Following the receipt of the written offer provided for hereinabove, Rice shall have an option, exercisable for fifteen (15) days, to purchase all or any portion of the shares of Common Stock proposed to be sold at the price and on the terms set forth in the notice.  In the event that all of the shares of Common Stock proposed to be sold by GM is not purchased in accordance herewith before the expiration of the time period established herein therefor, all of the shares of Common Stock may be sold, at a price no lower and upon terms no more favorable than the price and terms that the shares of Common Stock could have been purchased pursuant to the option that it was subject to.  Such sale shall be free and clear of the terms of this Agreement during the three-month period beginning after the expiration of the aforementioned 15-day period, but thereafter any shares of Common Stock not so sold shall again be subject to the terms and conditions of this

Agreement.  The closing of the sale and purchase of any shares of Common Stock pursuant hereto shall occur within fifteen (15) days after the option is exercised in accordance herewith.  At the closing, (a) GM shall deliver the appropriate stock certificates, properly endorsed or accompanied by a properly prepared and executed stock power, and (b) Rice shall deliver the consideration required herein.  All certificates representing shares of Common Stock now owned or that may hereafter be acquired by each Purchaser shall have a legend on the back thereof substantially as follows:

SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AGREEMENT THAT PROVIDES SIGNIFICANT RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES OF COMMON STOCK REPRESENTED HEREBY.

Such certificates shall state on the front thereof substantially as follows:

SEE RESTRICTIONS ON TRANSFER HEREOF ON REVERSE SIDE.

10.           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto.  This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as herein contained.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

GRAUBARD MILLER	ASCEND ACQUISITION CORP.

By:	By:
Don K. Rice,
Name:		Chief Executive Officer

Title:	Address:	517 Fisher Road
Bryn Mawr, PA 19010